EXHIBIT 99.1

Contact:
(Analysts) Kevin Kalicak	(407) 245-5870
(Media) Rich Jeffers	(407) 245-4189
DARDEN RESTAURANTS REPORTS FISCAL 2018 SECOND QUARTER RESULTS;
SECOND QUARTER SAME-RESTAURANT SALES GROWTH OF 3.1%;
AND INCREASES FINANCIAL OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO, Fla., December 19, 2017 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the second quarter ended November 26, 2017.

Second Quarter 2018 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 14.6% to $1.88 billion, including 11.5% growth from the addition of 153 Cheddar's Scratch Kitchen restaurants and 28 other net new restaurants

•	Blended same-restaurant sales from Darden's legacy brands increased 3.1%

+3.0% for Olive Garden	+3.8% for The Capital Grille	+2.0% for Yard House
+3.8% for LongHorn Steakhouse	+6.8% for Eddie V’s	-0.5% for Seasons 52
+2.5% for Bahama Breeze

•	Same-restaurant sales for Cheddar's Scratch Kitchen were -2.0%

•
Reported diluted net earnings per share from continuing operations increased 10.9% to $0.71 and were negatively impacted by approximately $0.02 related to Cheddar's Scratch Kitchen integration expenses

•	Adjusted diluted net earnings per share from continuing operations increased 14.1% to $0.73*

•	The Company repurchased approximately $89 million of its outstanding common stock
* See "Non-GAAP Information" below for more details

“Our strong same-restaurant sales and new restaurant growth drove continued market share gains during the quarter," said CEO Gene Lee. “That performance, in addition to our solid earnings growth, is a result of executing on our strategy. Our teams are building guest loyalty at all of our brands through their constant focus on our back-to-basics operating philosophy, which is grounded in food, service and atmosphere."

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q2 Sales			Q2 Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$1,881.5	$1,642.5	14.6%
Olive Garden	$951.6	$915.0	4.0%	$167.6	$153.5	9.2%
LongHorn Steakhouse	$387.7	$365.0	6.2%	$60.5	$52.4	15.5%
Fine Dining	$140.6	$128.6	9.3%	$27.1	$23.4	15.8%
Other Business	$401.6	$233.9	71.7%	$51.4	$34.6	48.6%

	YTD Sales			YTD Segment Profit
($ in millions)	2018	2017	% Change	2018	2017	% Change
Consolidated Darden	$3,817.6	$3,356.9	13.7%
Olive Garden	$1,941.4	$1,876.2	3.5%	$366.7	$339.8	7.9%
LongHorn Steakhouse	$792.1	$751.3	5.4%	$124.0	$112.5	10.2%
Fine Dining	$262.8	$242.8	8.2%	$46.4	$40.2	15.4%
Other Business	$821.3	$486.6	68.8%	$117.3	$79.4	47.7%

U.S. Same-Restaurant Sales Results

	Q2		YTD
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	3.0%	3.8%	2.5%	3.2%
Same-Restaurant Traffic	1.1%	0.9%	0.4%	0.5%
Pricing	1.7%	0.8%	1.6%	1.2%
Menu-mix	0.2%	2.1%	0.5%	1.5%

Share Repurchase Program
During the quarter, the Company repurchased approximately 1.1 million shares of its common stock for a total cost of approximately $89 million. As of the end of the fiscal second quarter, the Company had approximately $281 million remaining under the current $500 million repurchase authorization.

Updated Fiscal 2018 Financial Outlook
The Company increased its financial outlook for Fiscal 2018 based on year-to-date results and its expected performance for the remainder of the fiscal year.

	Current (12/19/17)	Prior (9/26/17)
Same-restaurant sales growth	Approx. 2%	1.0% to 2.0%
New restaurant openings	Approx. 40	35 to 40
Total sales growth	Approx. 13%	11.5% to 13.0%
Effective Tax Rate	Approx. 25%	Approx. 26%
Adjusted diluted net earnings per share from continuing operations*	$4.45 to $4.53	$4.38 to $4.50
Diluted average common shares outstanding for the year	Approx. 126M	Approx. 127M
* See "Non-GAAP Information" below for more details

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, December 19 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/23596 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-918-6709 and enter passcode 4488892. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ more than 175,000 team members in over 1,700 restaurants. Together, we create memorable experiences for 380 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the ability to successfully integrate Cheddar's Scratch Kitchen operations into our business, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2018				Q2 2017
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$113.4	$24.8	$88.6	$0.71	$107.0	$27.3	$79.7	$0.64
% Change vs Prior Year				10.9%
Adjustments:
Cheddar's integration expenses	4.2	1.4	2.8	0.02	—	—	—	—
Adjusted Earnings from Continuing Operations	$117.6	$26.2	$91.4	$0.73	$107.0	$27.3	$79.7	$0.64
% Change vs Prior Year				14.1%

Reconciliation of Fiscal 2018 Reported to Adjusted Earnings Outlook
	Current (12/19/17)			Prior (9/26/17)
Reported diluted net earnings per share from continuing operations	$4.37	to	$4.47	$4.30	to	$4.44
Cheddar's integration expenses	0.13		0.10	0.13		0.10
Income tax expense from integration expenses	(0.05)		(0.04)	(0.05)		(0.04)
Adjusted diluted net earnings per share from continuing operations	$4.45	to	$4.53	$4.38	to	$4.50

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/26/17	11/27/16
Olive Garden[1]	849	842
LongHorn Steakhouse	496	485
Cheddar's Scratch Kitchen	153	—
Yard House	68	65
The Capital Grille	57	56
Bahama Breeze	39	36
Seasons 52	41	40
Eddie V's	19	17
Darden Continuing Operations	1,722	1,541
[1]Includes six locations in Canada for all periods presented.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/26/2017	11/27/2016	11/26/2017	11/27/2016
Sales	$1,881.5	$1,642.5	$3,817.6	$3,356.9
Costs and expenses:
Food and beverage	542.9	478.1	1,098.1	971.3
Restaurant labor	622.4	538.1	1,246.6	1,083.9
Restaurant expenses	351.5	305.3	694.4	609.0
Marketing expenses	58.1	57.1	124.1	120.8
General and administrative expenses	98.9	79.5	196.9	167.2
Depreciation and amortization	78.8	67.8	154.9	134.6
Impairments and disposal of assets, net	—	0.1	(0.8)	(7.7)
Total operating costs and expenses	$1,752.6	$1,526.0	$3,514.2	$3,079.1
Operating income	128.9	116.5	303.4	277.8
Interest, net	15.5	9.5	30.5	19.4
Earnings before income taxes	113.4	107.0	272.9	258.4
Income tax expense	24.8	27.3	63.0	67.6
Earnings from continuing operations	$88.6	$79.7	$209.9	$190.8
Losses from discontinued operations, net of tax benefit of $(2.5), $(0.6), $(3.5) and $(1.3), respectively	(3.9)	(0.2)	(6.2)	(1.1)
Net earnings	$84.7	$79.5	$203.7	$189.7

Basic net earnings per share:
Earnings from continuing operations	$0.72	$0.65	$1.69	$1.54
Losses from discontinued operations	(0.03)	—	(0.05)	(0.01)
Net earnings	$0.69	$0.65	$1.64	$1.53
Diluted net earnings per share:
Earnings from continuing operations	$0.71	$0.64	$1.66	$1.52
Losses from discontinued operations	(0.04)	—	(0.05)	(0.01)
Net earnings	$0.67	$0.64	$1.61	$1.51
Average number of common shares outstanding:
Basic	123.6	123.1	124.4	124.0
Diluted	125.5	124.9	126.4	125.8

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/26/2017	5/28/2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114.7	$233.1
Receivables, net	66.7	75.9
Inventories	199.1	178.9
Prepaid income taxes	3.2	6.2
Prepaid expenses and other current assets	90.4	80.6
Assets held for sale	11.1	13.2
Total current assets	$485.2	$587.9
Land, buildings and equipment, net	2,386.2	2,272.3
Goodwill	1,173.1	1,201.7
Trademarks	950.2	950.2
Other assets	322.9	280.2
Total assets	$5,317.6	$5,292.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$262.0	$249.5
Short-term debt	153.5	—
Accrued payroll	129.0	149.1
Accrued income taxes	—	1.9
Other accrued taxes	57.3	54.2
Unearned revenues	366.9	388.6
Other current liabilities	449.3	445.9
Total current liabilities	$1,418.0	$1,289.2
Long-term debt	935.6	936.6
Deferred income taxes	143.6	145.6
Deferred rent	301.4	282.8
Other liabilities	542.9	536.4
Total liabilities	$3,341.5	$3,190.6
Stockholders’ equity:
Common stock and surplus	$1,606.8	$1,614.6
Retained earnings	447.3	560.1
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(68.2)	(62.9)
Unearned compensation	(2.0)	(2.3)
Total stockholders’ equity	$1,976.1	$2,101.7
Total liabilities and stockholders’ equity	$5,317.6	$5,292.3

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/26/2017	11/27/2016
Cash flows—operating activities
Net earnings	$203.7	$189.7
Losses from discontinued operations, net of tax	6.2	1.1
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	154.9	134.6
Stock-based compensation expense	14.3	18.0
Change in current assets and liabilities and other, net	(65.0)	(49.1)
Net cash provided by operating activities of continuing operations	$314.1	$294.3
Cash flows—investing activities
Purchases of land, buildings and equipment	(197.7)	(135.3)
Proceeds from disposal of land, buildings and equipment	3.1	6.9
Cash used in business acquisitions, net of cash acquired	(40.4)	—
Purchases of capitalized software and changes in other assets, net	(5.8)	(12.3)
Net cash used in investing activities of continuing operations	$(240.8)	$(140.7)
Cash flows—financing activities
Proceeds from issuance of common stock	17.4	46.0
Income tax benefits credited to equity	—	8.3
Dividends paid	(157.0)	(139.5)
Repurchases of common stock	(188.9)	(214.7)
Proceeds from issuance of short-term debt, net	153.5	—
Principal payments on capital and financing leases	(2.3)	(1.8)
Other, net	(8.2)	0.5
Net cash used in financing activities of continuing operations	$(185.5)	$(301.2)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(6.2)	(10.4)
Net cash used in discontinued operations	$(6.2)	$(10.4)

Decrease in cash and cash equivalents	(118.4)	(158.0)
Cash and cash equivalents - beginning of period	233.1	274.8
Cash and cash equivalents - end of period	$114.7	$116.8